Exhibit 99.1

NuStar Energy L.P. Declares Conditional Special Distribution

April 15, 2024

SAN ANTONIO, April 15, 2024—NuStar Energy L.P. (NYSE: NS) today announced that the board of directors of NuStar GP, LLC, the general partner of its general partner, has declared a special distribution of $0.212 per NuStar Energy L.P. common unit (the “special distribution”), to be paid on May 2, 2024 to holders of record of NuStar Energy L.P. common units as of April 26, 2024. Payment of the special distribution is subject to and conditioned upon holders of NuStar Energy L.P.’s common units approving its previously announced acquisition by Sunoco LP (NYSE: SUN) at NuStar Energy L.P.’s special meeting, which will be held at 9:00 a.m. Central Time on May 1, 2024, and the merger agreement with respect to the acquisition not having been terminated. If approval of the pending acquisition is not obtained at the special meeting (including due to the special meeting being postponed, adjourned or canceled) or the merger agreement with respect to the acquisition is terminated, the special distribution will not be paid until a date, and to holders of record, later determined by the board of directors of NuStar GP, LLC, or it may not be paid at all. The details of the special meeting have been outlined in the definitive proxy statement filed by NuStar Energy L.P. on April 3, 2024 with the Securities and Exchange Commission and mailed to holders of common units entitled to notice of, and to vote at, the special meeting.

NuStar Energy L.P. is an independent liquids terminal and pipeline operator. NuStar Energy L.P. currently has approximately 9,500 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia and specialty liquids. The partnership’s combined system has approximately 49 million barrels of storage capacity, and NuStar Energy L.P. has operations in the United States and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com and its Sustainability page at https://sustainability.nustarenergy.com/.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d) and 1.1446(f). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. 100% of the distribution is in excess of cumulative net income for purposes of Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction between Sunoco and NuStar, Sunoco filed a Registration Statement on February 26, 2024, as amended on March 20, 2024 (https://www.sec.gov/Archives/edgar/data/1552275/000119312524072729/d464008ds4a.htm), which includes a prospectus with respect to Sunoco’s units to be issued in the proposed transaction and a proxy statement for NuStar’s common unitholders (the “Proxy Statement/Prospectus”), and each party may file other documents regarding the proposed transaction with the SEC. The Registration Statement was declared effective by the SEC on April 3, 2024. NuStar filed the Definitive Proxy Statement/Prospectus with the SEC on April 3, 2024 (https://www.sec.gov/Archives/edgar/data/1110805/000119312524086017/d464008ddefm14a.htm), and it was first mailed to NuStar common unitholders on or about April 3, 2024. This communication is not a substitute for the Registration Statement, Proxy Statement/Prospectus or any other document that Sunoco or NuStar (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF SUNOCO AND NUSTAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus, as well as other filings containing important information about Sunoco or NuStar, without charge at the SEC’s website, at http://www.sec.gov. Copies of the documents filed with the SEC by Sunoco will be available free of charge on Sunoco’s website at https://www.sunocolp.com/investors. Copies of the documents filed with the SEC by NuStar will be available free of charge on NuStar’s website at https://investor.nustarenergy.com. The information included on, or accessible through, Sunoco’s or NuStar’s website is not incorporated by reference into this communication.

Participants in the Solicitation

Sunoco, NuStar and the directors and certain executive officers of their respective general partners may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of NuStar’s general partner is set forth in (i) NuStar’s Definitive Proxy Statement/Prospectus for the transaction (https://www.sec.gov/Archives/edgar/data/1110805/000119312524086017/d464008ddefm14a.htm), which was filed with the SEC on April 3, 2024, including under the headings “Units Beneficially Owned by Directors and Executive Officers,” “Recommendation of the NuStar Managing GP Board and Reasons for the Merger,” “Interests of NuStar Managing GP’s Directors and Executive Officers in the Merger,” “Securities Ownership of Certain Beneficial Owners and Management” and “Sunoco GP Director,” (ii) NuStar’s proxy statement for its 2024 annual meeting of unitholders (https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1110805/000111080524000010/ns-20240306.htm), which was filed with the SEC on March 6, 2024, including under the sections entitled “Information About Our Executive Officers,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Pay Ratio,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards,” “Option Exercises and Units Vested,” “Pension Benefits,” “Nonqualified Deferred Compensation,” “Potential Payments Upon Termination or Change of Control,” “Pay Versus Performance,” “Director Compensation” and “Security Ownership,” (iii) NuStar’s Annual Report on Form 10-K for the year ended December 31, 2023 (https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1110805/000111080524000007/ns-20231231.htm), which was filed with the SEC on February 22, 2024, including under the sections entitled “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain Relationships and Related Transactions and Director Independence” and (iv) subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of Sunoco’s general partner is set forth in (i) Sunoco’s Annual Report on Form 10-K for the year ended December 31, 2023 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1552275/000155227524000013/sun-20231231.htm), which was filed with the SEC on February 16, 2024, including under the sections entitled “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and (ii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, are contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as defined by federal securities law. These forward-looking statements generally include statements regarding the potential transaction between Sunoco and NuStar, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding Sunoco’s and NuStar’s future expectations, beliefs, plans, strategies, objectives, estimates, predictions, projections, assumptions, intentions, resources, results of operations, financial condition and cash flows, future events or performance and the future impact of economic activity and the actions by oil-producing nations on their respective businesses. These forward-looking statements can generally be identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on schedule,” “on track,” “is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the current judgment of Sunoco’s and NuStar’s management regarding the direction of their respective businesses, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this communication. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite NuStar unitholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the effects of disruption to Sunoco’s or NuStar’s respective businesses; the effect of the potential transaction on the parties’ unit prices; the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control; transaction costs; Sunoco’s ability to achieve the benefits from the proposed transaction Sunoco’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include those described in Item 1A of Sunoco’s Annual Report on Form 10-K, filed with the SEC on February 16, 2024, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available on Sunoco’s website at https://www.sunocolp.com/investors/sec-filings and on the SEC’s website at http://www.sec.gov; those risks described in Item 1A of NuStar’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available on NuStar’s website at https://investor.nustarenergy.com/sec-filings and on the SEC’s website at http://www.sec.gov; and the risks described in NuStar’s Definitive Proxy Statement/Prospectus for the transaction (https://www.sec.gov/Archives/edgar/data/1110805/000119312524086017/d464008ddefm14a.htm), filed with the SEC on April 3, 2024. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, the actual results may vary materially from those described in any forward-looking statement. Other unknown or unpredictable factors could also have material adverse effects on future results. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this communication. Sunoco and NuStar do not intend to update these statements unless required by the securities laws to do so, and Sunoco and NuStar undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Contacts

Investors: Pam Schmidt

(210) 918-2854

pam.schmidt@nustarenergy.com

Media: Chris Cho

(210) 918-3953

chris.cho@nustarenergy.com